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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of American International Group, Inc. on Forms S-3 and S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No. 2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No.
2-64336, No. 2-67600, No.  2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No.
2-87005, No. 2-82989, No. 2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No.
33-8495, No. 33-13874, No. 33-18073, No. 33-25291 No. 33-41643, No. 33-48996
and No. 33-57250) of our report dated February 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in the Annual Report on Form 10-K of American International Group, Inc. for the year 1993, and to the reference to our firm under the heading "Financial Statements" included in the Prospectuses.

                                                               COOPERS & LYBRAND
                              New York, New York
                              March 30, 1994.





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